UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 26, 2012

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation or
organization)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           Other Events.

On March 26, 2012, Arch Capital Group Ltd. (the “Company”) issued a press release announcing its underwritten public offering of $325 million of its 6.75% Non-Cumulative Preferred Shares, Series C (the “Shares”), with a liquidation preference of $25.00 per share.  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Also on March 26, 2012, the Company entered into an Underwriting Agreement pursuant to which the Company agreed to sell, and the underwriters named therein agreed to purchase, subject to and upon terms and conditions set forth therein, the Shares.  The offering was made pursuant to an effective shelf registration statement and is expected to close on April 2, 2012.  A copy of the Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION

1.1

Underwriting Agreement dated March 26, 2012 among the Company, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters.

99.1	Press Release dated March 26, 2012 announcing the Company’s public offering of Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: March 26, 2012	By:	/s/ John C.R. Hele
		Name:	John C.R. Hele
		Title:	Executive Vice President,
Chief Financial Officer,
Chief Risk Officer & Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1

Underwriting Agreement dated March 26, 2012 among the Company, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several underwriters.

99.1	Press Release dated March 26, 2012 announcing the Company’s public offering of Shares.